UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2012

__________________

Shengkai Innovations, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-34587	11-3737500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.106 Zhonghuan South Road, Airport Industrial Park Tianjin, People's Republic of China	300308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (86) 22-5883 8509

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2012, Shengkai Innovations, Inc. (the “Company”) filed an Articles of Amendment to its Articles of Incorporation (the “Amendment”) to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 2 (the “Reverse Stock Split”). Fractional shares outstanding after the Reverse Stock Split will be rounded up to the next highest number of full shares. The effective date of the Reverse Stock Split is March 9, 2012.

In connection with the Reverse Stock Split, the Company filed a Notification: Substitution Listing Event with The NASDAQ OMX Group, Inc. (the “NASDAQ”). The Reverse Stock Split will become effective on the market on March 12, 2012 and the Company’s stock symbol on NASDAQ remains “VALV” after the Reverse Stock Split.

A copy of the Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 8, 2012, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation of Shengkai Innovations, Inc.

99.1	Press release, dated March 8, 2012, issued by Shengkai Innovations, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengkai Innovations, Inc.
(Registrant)

March 9, 2012	/s/ DAVID MING HE
(Date)	David Ming He Chief Financial Officer